Exhibit 5.1

April 18, 2008

Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Wave Systems Corp., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed on or about April 18, 2008 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $25,000,000 aggregate initial offering price of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of Common Stock issuable upon conversion of the Preferred Stock, (iv) warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, and (vi) units comprised of one or more shares of Common Stock, shares of Preferred stock and Warrants, in any combination (the “Units”).  The Common Stock, the Preferred Stock, the Warrants and the Units are herein referred to as the “Registered Securities”.  The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the “base” prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus that may be filed under the Securities Act.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the filing of the Registration Statement.

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.

For purposes of this opinion letter, we have assumed that:

(i)            the issuance, sale, amount, and terms of the Registered Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Restated Certificate of Incorporation of the Company, as amended from time to time, the Restated By-laws of the Company as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)           any Warrants will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(iii)          any Units will be issued under one or more valid, binding, and enforceable unit agreements (each a “Unit Agreement”);

(iv)          any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and

(v)           any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon the foregoing, we are of the opinion that:

1.             Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefore, which must have a value not less than the par value thereof, or (in the case of Common Stock issued upon the exercise of

Warrants) when, upon the exercise of the applicable Warrants, the Company shall have received the full amount of any additional specified consideration which is payable for such Common Stock pursuant to such Warrants upon such exercise (which must have a value not less than the par value of the relevant Common Stock), will be validly issued, fully paid and non-assessable.

2.             Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefore, which must have a value not less than the par value thereof, or (in the case of Preferred Stock issued upon the exercise of Warrants) when, upon the exercise of the applicable Warrants, the Company shall have received the full amount of any additional specified consideration which is payable for such Preferred Stock pursuant to such Warrants upon such exercise (which must have a value not less than the par value of the relevant Preferred Stock), will be validly issued, fully paid and non-assessable.

3.             Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be validly issued.

4.             Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Unit Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Units, will be validly issued.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP